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                                                 Boston
                                                 June 23, 2000


The Trustees of Alliance Municipal Trust
c/o Alliance Capital Management, L.P.
1345 Avenue of the Americas
New York, New York 10105

         RE:  ALLIANCE MUNICIPAL TRUST-PENNSYLVANIA PORTFOLIO

Ladies and Gentlemen:

    You have requested our opinion as to certain matters of Massachusetts law in connection with the filing with the Securities and Exchange Commission (the "SEC") by Alliance Municipal Trust, a Massachusetts trust with transferable shares originally named "Alliance Tax-Exempt Reserves" (the "Trust"), of Post-Effective Amendment No. 40 to its Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), Registration No. 2-79807, and Amendment No. 38 to its Registration Statement under the Investment Company Act of 1940, as amended, Registration No. 811-3586 (collectively, the "Amendment"), relating to the registration of shares of beneficial interest of the Alliance Municipal Trust Pennsylvania Portfolio Series, a new Series of the Trust (the "Series", and the shares of the Series, the "Portfolio Shares"), which are to represent the beneficial interest in the portfolio of the Trust known as the Alliance Municipal Trust Pennsylvania Portfolio (the "Portfolio").

    We have acted as Massachusetts counsel to the Trust in connection with the preparation of the certificate of designation establishing and providing for the Portfolio and the Series filed with the office of the Secretary of State of The Commonwealth of Massachusetts on June 14, 2000 (the "Certificate of Designation") and the authorization by the Trustees of the Trust (the "Trustees") of the issuance and sale of the Portfolio Shares. In this connection we have examined and are familiar with (a) the Trust's Declaration of Trust dated April 16, 1985, as amended October 31, 1991, and further amended by the Certificate of Designation, (b) the Bylaws of the Trust, (c) the forms of the Prospectus (the "Prospectus") and Statement of Additional Information (the "SAI") relating to the Portfolio Shares, substantially in the form in which they are to be filed with the SEC, (d) the actions of the Trustees to organize the Trust and the Portfolio, (e) certificates of Trustees and officers of the Trust and of public officials as to matters of fact, and such (f) other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes



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of the opinions expressed herein.  We have assumed the
genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as certified copies, which facts we have not independently verified.

    Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of The Commonwealth of
Massachusetts:

    1. The Trust has been duly organized and is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust, and the Portfolio has been duly established as a separate Series of the Trust, the beneficial interest in which is to be represented by the Portfolio Shares.

    2. The Trust is authorized to issue an unlimited number of Portfolio Shares; the Portfolio Shares to be offered for sale by the Prospectus and SAI have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust or of the Portfolio is required in such connection.

    3. The Portfolio Shares, when duly sold, issued and paid for as contemplated by the Registration Statement, will be validly and legally issued, fully paid and nonassessable by the Trust.

    With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

    This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.












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    You may rely upon the foregoing opinions in rendering your opinion letter on the same matters which is to be filed with the Amendment as an exhibit to the Registration Statement, and we hereby consent to the reference to us in the Prospectus, and to the filing of this letter with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                             Very truly yours,


                             /s/  SULLIVAN & WORCESTER LLP







































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